SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
August 24, 2010
Date of Report (Date of earliest event reported)
GOODRICH PETROLEUM CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-12719	76-0466193
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)
808 Travis Street, Suite 1320
Houston, Texas 77002
(Address of principal executive offices)
(713) 780-9494
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On August 24, 2010, Dawn K. Smajstrla, age 39, was hired as the new Vice President and Controller of Goodrich Petroleum Corporation (the “Company”). Ms. Smajstrla will also serve as the Company’s Principal Accounting Officer. Ms. Smajstrla was granted 2500 shares of restricted phantom stock under the Company’s 2006 Long-Term Incentive Plan in connection with her hiring.
     Prior to joining the Company, Ms. Smajstrla served as Director, Corporate Audit of Anadarko Petroleum Corporation since March 2010 and as Assistant Controller from June 2008 to March 2010. From 2005 to 2006 and 2007 to 2008, Ms. Smajstrla served in the positions of Senior Consultant and Director, respectively, of Sirius Solutions, L.L.P. She was Financial Controller of Victory Packaging, Inc. from 2006-2007. Ms. Smajstrla is a certified public accountant.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH PETROLEUM CORPORATION (Registrant)
/s/ Michael J. Killelea
Michael J. Killelea
Senior Vice President, General Counsel and Corporate Secretary

Dated: August 25, 2010